Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-160954) of our report dated December 23, 2011 relating to our audit of the consolidated financial statements of MDU Communications International, Inc. as of September 30, 2011 and 2010 and for the years then ended, which report appears in this Annual Report on Form 10-K for the year ended September 30, 2011.

/s/ J.H. Cohn LLP
Roseland, New Jersey
December 23, 2011